Exhibit 99.1
Everforth Reports Third Quarter 2026 Results
Continued Momentum with Revenues, Net Income, and Adjusted EBITDA Above Guidance
Adjusted EBITDA Margin at the Top End of the Guidance Range

October 28, 2026

RICHMOND, VA.— (BUSINESS WIRE) -- Everforth, Inc. (NYSE: EFOR), a leading technology and digital engineering company, reported financial results for the quarter ended September 30, 2026.

Highlights

Third Quarter 2026
•Revenues were $1,031.4 million
•Net income was $23.1 million
•Adjusted EBITDA (a non-GAAP measure) was $106.3 million (10.3 percent of revenues)
•Operating cash flows were $58.7 million and Free Cash Flow (a non-GAAP measure) was $46.5 million
•On July 7, 2026, completed the refinancing and upsizing of revolver, replacing previous revolver and Term Loan A, with a new five-year $600 million revolving facility
•Reduced debt by $52.8 million, including payments of $43.8 million under the senior secured credit facility and $9.0 million of senior unsecured notes repurchased in the open market at a discount

IT Consulting Metrics
•     Commercial Segment - book-to-bill ratio for the IT Consulting business trailing-twelve-month period ("TTM") was 1.1 to 1
•     Federal Government Segment - new contract awards for the TTM were $1.0 billion and book-to-bill ratio was 0.9 to 1

Management Commentary

“Everforth’s third quarter 2026 results demonstrated continued momentum in the business. Revenues of $1.03 billion and Adjusted EBITDA of $106.3 million surpassed the high end of our guidance, while Adjusted EBITDA margin of 10.3 percent was at the top end of our guidance range,” said Ted Hanson, Chief Executive Officer of Everforth, Inc. “As we enter the final quarter of the year, strong Commercial and Federal bookings reflect continued customer demand for AI and data, cybersecurity, cloud, and IT modernization services.”

Mr. Hanson continued, “AI investment remains significant, but many of the most complex integration, security, and governance challenges are still ahead, particularly as AI agents become a greater part of how work gets done. Our strategic technology alliances, proven execution, and cross-sector expertise increasingly position Everforth as a forward deployed partner, giving us early access to new capabilities and the experience to put them to work in complex customer environments as enterprise AI scales.”

Third Quarter 2026 Financial Results - Summary

	Three Months Ended
	September 30,		June 30,
(In millions, except per share data)	2026	2025	2026
Revenues
Commercial Segment	$719.9	$711.3	$701.7
Federal Government Segment	311.5	300.1	305.3
Consolidated	$1,031.4	$1,011.4	$1,007.0

Gross Margin
Commercial Segment	31.9%	33.2%	32.1%
Federal Government Segment	19.8%	20.3%	19.6%
Consolidated	28.3%	29.4%	28.3%

Net income	$23.1	$38.1	$14.2
Earnings per diluted share	$0.56	$0.87	$0.35

Non-GAAP Financial Measures
Adjusted EBITDA	$106.3	$112.6	$96.7
Adjusted EBITDA margin	10.3%	11.1%	9.6%
Adjusted Net Income	$45.5	$57.3	$37.2
Adjusted Net Income per diluted share	$1.11	$1.31	$0.91

__________
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the quarter were $1,031.4 million, up from $1,011.4 million in the third quarter of 2025. Commercial Segment revenues were 70 percent of total revenues and were $719.9 million, up from $711.3 million in the third quarter of 2025. Federal Government Segment revenues were 30 percent of total revenues and were $311.5 million, up from $300.1 million in the prior-year period.

Commercial Segment revenues are categorized into five industries: (i) Consumer and Industrial, (ii) Technology, Media and Telecom ("TMT"), (iii) Financial Services, (iv) Healthcare, and (v) Business Services. Year-over-year, TMT increased by $20.0 million, or 14.6 percent, and Business Services increased by $5.6 million, or 7.2 percent, and the remaining three industries decreased. Sequentially, TMT increased by $12.4 million, or 8.6 percent, and Business Services increased by $6.3 million, or 8.2 percent, and the remaining three industries were stable.

Federal Segment revenues are categorized into four customer types: (i) Defense and Intelligence, (ii) National Security, (iii) Federal Civilian, and (iv) other clients. National Security and Federal Civilian revenues increased year-over-year, partially offset by decreases in Defense and Intelligence and other clients.

Gross margin for the third quarter of 2026 was 28.3 percent, a compression of 110 basis points from the third quarter of 2025. Gross margin for the Commercial Segment was 31.9 percent, down 130 basis points year-over-year. Contributing to the compression was (i) a lower mix of high-margin permanent placement revenues, (ii) changes in foreign currency exchange rates primarily related to our delivery center in Mexico, and (iii) a shift in solutions mix, with stronger growth in certain cloud and infrastructure services that carry lower gross margins than other offerings in our portfolio. Gross margin for the Federal Government Segment was 19.8 percent, down 50 basis points year-over-year primarily due to an increase in revenues from cost reimbursable contracts which carry a lower margin than the other contract types.
Selling, general, and administrative (“SG&A”) expenses were $217.7 million, compared with $212.2 million in the prior-year period. SG&A expenses included $8.3 million in acquisition, integration, and strategic planning expenses, compared with $4.2 million in the prior-year period.

Net income was $23.1 million ($0.56 per diluted share), compared with $38.1 million ($0.87 per diluted share) in the third quarter of 2025.

Adjusted EBITDA (a non-GAAP measure) was $106.3 million, or 10.3 percent of revenues ("Adjusted EBITDA margin," a non-GAAP measure), compared with $112.6 million or 11.1 percent of revenues in the third quarter of 2025.

Capital Resources and Allocation

At September 30, 2026, the Company had:
•Cash and cash equivalents of $147.5 million
•Availability of approximately $227.0 million under the Company's $600.0 million senior secured revolving credit facility (due 2031)
•Term Loan B facility with outstanding balance of $485.0 million (due 2030)
•Senior unsecured notes totaling $541.0 million at 4.625 percent (due 2028)

During the quarter, the Company completed the refinancing and upsizing of its revolver, replacing the previous revolver and Term Loan A with a new five-year $600 million revolving credit facility, due in 2031. In addition, the Company reduced its debt balance by $52.8 million, including payments of $43.8 million under the senior secured credit facility and $9.0 million of senior unsecured notes repurchased at a discount.

There were no repurchases of the Company's common stock during the quarter; approximately $923 million remained available for repurchases under the Company's stock repurchase plan.

Fourth Quarter 2026 Financial Estimates

The Company's financial estimates for the fourth quarter of 2026, which are set forth below, are based on current market conditions and assume no deterioration in the markets served. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$965.0	$995.0
SG&A expenses(1)	210.9	210.9
Amortization of intangible assets	17.3	17.3
Net income	17.9	25.5

Earnings per diluted share	$0.43	$0.62
Gross margin	28.4%	28.7%
Effective tax rate	34.0%	34.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$93.0	$103.0
Adjusted EBITDA margin	9.6%	10.4%
Adjusted Net Income(2)	$39.2	$45.7
Adjusted Net Income per diluted share(2)	$0.95	$1.11

___________
(1) Includes non-cash expenses totaling $21.9 million, comprised of: (i) $10.8 million of stock-based compensation, (ii) $8.1 million of depreciation, and (iii) $3.0 million of amortization related to capitalized cloud-based application implementation costs. Also includes acquisition, integration, and strategic planning expenses of approximately $6.0 million to $7.5 million, related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(2) Does not include the cash tax savings benefit of the tax deduction received from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.23 per diluted share).

The financial estimates above are based on an estimate of “Billable Days,” which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs, and inclement weather. There are 61 Billable Days in the fourth quarter of 2026, which is equal to the year-ago period, and 3 fewer days than the third quarter of 2026. The fourth quarter has the lowest number of billable days in the year because of the holidays.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the third quarter of 2026 and to provide fourth quarter 2026 estimates. The dial-in number is 877-407-0792 (+1-201-689-8263), and the conference ID number is 13762358. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.everforth.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until November 11, 2026. The access number for the replay is 844-512-2921 (+1-412-317-6671) and the conference ID number is 13762358. A replay of the webcast will be available at www.everforth.com.

About Everforth, Inc.

Everforth, Inc. (NYSE: EFOR) is a leading technology and digital engineering company with six core solution areas: AI and data, cloud and infrastructure, application and digital engineering, customer experience, cybersecurity, and enterprise platforms. Through proprietary assets, accelerators, and proven expertise, Everforth delivers measurable outcomes that help organizations adapt, innovate, and thrive.

Everforth: Adapt and Thrive.TM

Learn more at everforth.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense, and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train, and retain qualified employees, the availability of qualified billable professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to successfully adapt to, integrate, and leverage new and developing technologies, including generative artificial intelligence, our ability to manage our litigation matters, the successful integration of acquisitions, and other risks detailed from time-to-time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 25, 2026. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025
Results of Operations:
Revenues	$1,031.4	$1,011.4	$1,007.0	$3,006.7	$3,000.3
Costs of services	739.8	714.5	722.4	2,163.9	2,134.7
Gross profit	291.6	296.9	284.6	842.8	865.6
Selling, general, and administrative expenses	217.7	212.2	226.2	668.3	643.5
Amortization of intangible assets	17.3	16.8	17.3	49.1	48.0
Operating income	56.6	67.9	41.1	125.4	174.1
Interest expense, net	(20.2)	(17.4)	(20.4)	(57.7)	(51.0)
Income before income taxes	36.4	50.5	20.7	67.7	123.1
Provision for income taxes	13.3	12.4	6.5	24.9	34.8
Net income	$23.1	$38.1	$14.2	$42.8	$88.3

Earnings per share:
Basic	$0.56	$0.88	$0.35	$1.04	$2.02
Diluted	$0.56	$0.87	$0.35	$1.04	$2.01

Number of shares and share equivalents used to calculate earnings per share:
Basic	41.0	43.5	41.0	41.1	43.7
Diluted	41.1	43.7	41.0	41.2	43.9

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$58.7	$83.9	$52.2	$129.4	$225.6
Cash used in investing activities	(12.2)	(11.9)	(5.9)	(311.1)	(337.3)
Cash provided by (used in) financing activities	(51.5)	(84.5)	(37.3)	168.8	31.8

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$58.7	$83.9	$52.2	$129.4	$225.6
Capital expenditures	(12.2)	(11.9)	(5.9)	(27.5)	(31.2)
Free Cash Flow (non-GAAP measure)	$46.5	$72.0	$46.3	$101.9	$194.4

	September 30,	December 31,
	2026	2025
Summary Balance Sheet Data:
Cash and cash equivalents	$147.5	$161.2
Working capital	528.5	491.9
Goodwill and intangible assets, net	2,858.6	2,597.0
Total assets	4,022.3	3,677.3
Long-term debt	1,391.0	1,169.4
Total liabilities	2,178.3	1,873.3
Total stockholders’ equity	1,844.0	1,804.0

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025
Net income	$23.1	$38.1	$14.2	$42.8	$88.3
Interest expense, net	20.2	17.4	20.4	57.7	51.0
Provision for income taxes	13.3	12.4	6.5	24.9	34.8
Depreciation and other amortization(1)	11.6	12.4	13.9	39.0	35.4
Amortization of intangible assets	17.3	16.8	17.3	49.1	48.0
EBITDA (non-GAAP measure)	85.5	97.1	72.3	213.5	257.5
Stock-based compensation	12.5	11.3	14.6	42.2	37.0
Software costs write-off(2)	—	—	—	—	4.4
Acquisition, integration, and strategic planning expenses(3)	8.3	4.2	9.8	30.9	15.8
Adjusted EBITDA (non-GAAP measure)	$106.3	$112.6	$96.7	$286.6	$314.7

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026	2025
Net income	$23.1	$38.1	$14.2	$42.8	$88.3
Write-off of loan cost	0.7	—	—	0.7	—
Software costs write-off(2)	—	—	—	—	4.4
Acquisition, integration, and strategic planning expenses(3)	8.3	4.2	9.8	30.9	15.8
Tax effect on adjustments	(2.3)	(1.1)	(2.5)	(8.1)	(5.2)
Non-GAAP net income	29.8	41.2	21.5	66.3	103.3
Amortization of intangible assets	17.3	16.8	17.3	49.1	48.0
Other	(1.6)	(0.7)	(1.6)	(4.0)	(2.0)
Adjusted Net Income (non-GAAP measure)(4)	$45.5	$57.3	$37.2	$111.4	$149.3

Per diluted share:
Net income	$0.56	$0.87	$0.35	$1.04	$2.01
Adjustments	0.55	0.44	0.56	1.66	1.39
Adjusted Net Income (non-GAAP measure)(4)	$1.11	$1.31	$0.91	$2.70	$3.40

Common shares and share equivalents (diluted)	41.1	43.7	41.0	41.2	43.9
_________
(1) The three months ended September 30, 2026 include $3.0 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(2) Write-off of previously capitalized costs related to software enhancements that will no longer be placed into service.
(3) The three and nine months ended September 30, 2026 include costs related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(4) Does not include the cash tax savings benefit of the tax deduction received for the amortization of goodwill and trademarks of approximately $9.6 million per quarter ($0.23 per diluted share).

FINANCIAL ESTIMATES FOR THE FOURTH QUARTER OF 2026
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income	$17.9	$25.5
Interest expense, net	18.8	18.8
Provision for income taxes	9.2	13.1
Depreciation and other amortization(1)	11.5	11.5
Amortization of intangible assets	17.3	17.3
EBITDA (non-GAAP measure)	74.7	86.2
Stock-based compensation	10.8	10.8
Acquisition, integration, and strategic planning expenses(2)	7.5	6.0
Adjusted EBITDA (non-GAAP measure)	$93.0	$103.0

	Low	High
Net income	$17.9	$25.5
Acquisition, integration, and strategic planning expenses(2)	7.5	6.0
Tax effect on adjustments	(1.9)	(1.5)
Non-GAAP net income	23.5	30.0
Amortization of intangible assets	17.3	17.3
Other	(1.6)	(1.6)
Adjusted Net Income (non-GAAP measure)(3)	$39.2	$45.7

Per diluted share:
Net income	$0.43	$0.62
Adjustments	0.52	0.49
Adjusted Net Income (non-GAAP measure)(3)	$0.95	$1.11
_______
(1)Comprised of (i) $8.1 million of depreciation included in SG&A expenses, (ii) $3.0 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses, and (iii) $0.4 million of depreciation included in costs of services.
(2)Includes costs related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(3)Does not include the cash tax savings benefit of the tax deduction received from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.23 per diluted share).

Non-GAAP Financial Measures

Statements in this release include financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP") and also include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with GAAP. Management uses these non-GAAP measures (earnings before interest, taxes, depreciation, and amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses on a net of tax basis. The metric is not adjusted by the benefit of the tax deduction associated with the amortization of acquired definite-lived intangible assets as these cash tax savings appropriately reflect the performance of the Company's acquisitions.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

IT Consulting Metrics

Commercial IT consulting book-to-bill ratio represents the ratio of consulting bookings to related revenues for a specified period. Commercial IT consulting accounts for approximately 50 percent of the segment’s revenues and has increased as a proportion of the segment’s revenues over time. Bookings represent the value of new contracts entered into during the period, including adjustments for changes in contract scope and contract terminations. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. There is no assurance these bookings will result in future revenues.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods. The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period. There is no assurance our new contract awards will result in future revenues.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@everforth.com